Filed pursuant to Rule 424(b)(3)
Registration No. 333-256047
PROSPECTUS

Charah Solutions, Inc.

15,455,921 Shares of Common Stock
This prospectus relates to the offer and sale of 15,455,921 shares of our common stock, par value $0.01 per share (“Common Stock”), by the selling stockholders named in this prospectus or in a supplement hereto. The shares of Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders. The terms of such sales may be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.
The selling stockholders may offer and sell the Common Stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 12 of this prospectus. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement (to the extent required), together with the documents we incorporate by reference, before you invest in our securities.
We are registering these shares of our Common Stock for sale by the selling stockholders pursuant to a registration rights agreement, dated as of June 18, 2018, as amended by Amendment No. 1, dated March 16, 2020 (collectively, the “Registration Rights Agreement”). We have agreed to bear certain expenses of the registration of the Common Stock under the federal securities laws on behalf of the selling stockholders. The selling stockholders are responsible for all underwriting discounts, selling commissions, transfer taxes and other costs related to the offer and sale of their shares.
Our Common Stock is listed on the NYSE under the symbol “CHRA.” On May 20, 2021 the closing price of our Common Stock was $5.80 per share.
Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus, including “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be updated from time to time in other filings we may make with the Securities and Exchange Commission, for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 21, 2021

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 15,455,921 shares of our Common Stock.
The accompanying prospectus supplement, if any, may add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, if any, you should rely on the information in the accompanying prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read both this prospectus and the accompanying prospectus supplement, if any, and any free writing prospectus together with the additional information described under “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, and the accompanying prospectus supplement, if any, and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, and the accompanying prospectus supplement, if any, and any related free writing prospectus.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
You should rely only on the information contained in this prospectus or in any prospectus supplement or free-writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the selling stockholders nor the underwriters (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the selling stockholders nor the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriters (or any of our or their respective affiliates) are not making an offer to sell our securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus, any prospectus supplement or any free writing prospectus is only accurate as of the date on the front cover page of this prospectus, any prospectus supplement or any free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless the context otherwise indicates, the terms the “Company,” “we,” “us” and “our” used in this prospectus refer to Charah Solutions, Inc. and its consolidated subsidiaries. References to “Charah” refer to Charah Solutions, Inc. without any of its subsidiaries. Unless the context otherwise requires, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “may,” “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•	the impacts of the COVID-19 pandemic on the Company's business;
•	our business strategy;
•	our operating cash flows, the availability of capital and our liquidity;
•	our future revenue, income and operating performance;
•	our ability to sustain and improve our utilization, revenue and margins;
•	our ability to maintain acceptable pricing for our services;
•	our future capital expenditures;
•	our ability to finance equipment, working capital and capital expenditures;
•	competition and government regulations;
•	our ability to obtain permits and governmental approvals;
•	pending legal or environmental matters or liabilities;
•	environmental hazards;
•	industrial accidents;
•	business or asset acquisitions;
•	general economic conditions;
•	credit markets;
•	our ability to successfully develop our research and technology capabilities and to implement technological developments and enhancements;
•	uncertainty regarding our future operating results; and
•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.
These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, our management’s assumptions about future events may prove to be inaccurate. Our management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements, and we caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the risks described under “Risk Factors” in this prospectus. Should one or more of the risks or uncertainties described occur, or underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent forward-looking written or oral statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at http://charah.com as soon as reasonably practicable after filing such documents with the SEC. In addition, the SEC maintains a website at http://www.sec.gov, which contains our SEC filings, including the registration statement and the exhibits and schedules thereto. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, (i) on or after the date of this prospectus and before the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and before its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).
•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 12, 2021;
•	Our Current Reports on Forms 8-K filed with the SEC on March 22, 2021 (as amended on March 23, 2021), and on April 29, 2021; and
•
The section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on June 11, 2018 including any amendment or report filed for the purpose of updating such description, including, without limitation, Exhibit 4.1 to the 2020 Form 10-K.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:
Charah Solutions, Inc.
12601 Plantside Dr.
Louisville, KY 40299

Attn: Investor Relations
Telephone: 502-245-1353

THE COMPANY
Overview
Charah Solutions, Inc. is a leading national service provider of mission-critical environmental services and byproduct sales to the power generation industry. We offer a suite of remediation and compliance services, byproduct sales and marketing, fossil services and environmental risk transfer (“ERT”) services. We also design and implement solutions for complex environmental projects (such as coal ash pond closures) and facilitate coal ash recycling through byproduct sales and other beneficial use services. We believe we are a partner-of-choice for the power generation industry due to our quality, safety, domain experience and compliance record, all of which are key criteria for our customers. In 2020, we performed work at more than 40 coal-fired generation sites nationwide.
On November 19, 2020, the Company sold its Allied Power Holdings LLC (“Allied”) subsidiary engaged in maintenance, modification and repair services to the nuclear and fossil power generation industry to an affiliate of Bernhard Capital Partners Management, LP (“BCP”), the Company’s majority stockholder, in an all-cash deal for $40 million (the “Allied Transaction”) subject to customary adjustments for working capital and other adjustments as set forth in the Purchase Agreement.
During the fourth quarter of 2020, we realigned our segment reporting into a single operating segment to reflect the suite of end-to-end services we offer our utility partners and how our chief operating decision maker reviews consolidated financial information to evaluate results of operations, assess performance and allocate resources for these services. We provide the following services through our one segment: remediation and compliance services, byproduct sales, fossil services and ERT services. Remediation and compliance services are associated with our customers’ need for multi-year environmental improvement and sustainability initiatives, whether driven by regulatory requirements, power generation customer initiatives or consumer expectations and standards. Byproduct sales support both our power generation customers’ desire to recycle their recurring and legacy volumes of coal combustion residuals (“CCRs”), commonly known as coal ash, and our ultimate end customers’ need for high-quality, cost-effective raw material substitutes. Fossil services consist of recurring and mission-critical coal ash management and operations for coal-fired power generation facilities. ERT services represent an innovative solution designed to meet the evolving and increasingly complex needs of utility customers. These customers need to retire and decommission older or underutilized assets while maximizing the asset's value and improving the environment. Our ERT services manage the sites' environmental remediation requirements, benefiting the communities and lowering the utility customers' cost.
As a result of our comprehensive offerings, the embedded nature of our on-site presence, our domain experience, and our track record of successful execution, we have built long-term relationships with leading U.S. regulated utilities and independent power producers, including Dominion Energy, Inc., Duke Energy Corporation, Dynegy Inc., PPL Corporation, The Southern Company, and Consumers Energy, among others. These relationships have spanned over 20 years in some cases. Our operational footprint's national scale is also a key competitive differentiator, as many competitors are localized, focusing on a single geographic area (sometimes isolated to a single plant). We operate in more than 20 states, resulting in an overall footprint and density in key markets that we believe are difficult to replicate. We believe our national reach enables us to successfully pursue new business within our existing customer base and attract new customers while providing consistent quality, safety, and compliance standards.
Our services platform is led by a senior executive team with deep industry experience and supported by a highly skilled labor force. The nature of our work requires employees to have specialized skills, training, and certifications for them to be allowed on-site at our customers’ facilities. Collectively, our focus on human capital management enables us to maintain and develop a labor force of highly qualified, well-trained personnel capable of handling our customers’ needs.
Corporate Information
We were incorporated in 2018 in Delaware. Our principal executive offices are located at 12601 Plantside Drive, Louisville, Kentucky 40229, and our telephone number is (502) 245-1353. Our Common Stock is listed on the New York Stock Exchange under the symbol “CHRA.” Our website is https://charah.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting and other generally applicable public company requirements. Under these reduced disclosure requirements, emerging growth companies are not required to, among other things, comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, provide certain disclosures regarding executive compensation, hold stockholder advisory votes on executive compensation, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, emerging growth companies have extended phase-in periods to adopt new or revised financial accounting standards.
We intend to take advantage of all of the reduced reporting requirements and exemptions, including the extended phase-in periods for adopting new or revised financial accounting standards under Section 107 of the JOBS Act until we are no longer an emerging growth company. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock, and our Common Stock price may be more volatile.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q filed with the SEC and other filings we make with the SEC from time to time incorporated herein by reference, as well as other information in or incorporated by reference in this prospectus and the “Risk Factors” section in this prospectus and any applicable prospectus supplement or related free writing prospectus, before purchasing our securities. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS
All of the shares of Common Stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ shares and to indemnify the selling stockholders against certain liabilities. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS
The selling stockholders indicated below may resell from time to time up to 15,455,921 shares of our Common Stock. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. The selling stockholders identified below may currently hold or acquire at any time shares of our Common Stock in addition to those registered hereby.
We are registering these 15,455,921 shares of our Common Stock for sale by the selling stockholders named below pursuant to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes, as applicable, and certain attorney’s fees. Pursuant to the terms of the Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in this prospectus.
The following table, furnished by or on behalf of the selling stockholders, sets forth as of May 10, 2021: (i) the number of shares of Common Stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the Common Stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act based on 30,428,193 shares of Common Stock outstanding as of May 1, 2021, and the information is not necessarily indicative of beneficial ownership for any other purpose.
Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.
The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.
	Shares Beneficially Owned Prior to Completion of this Offering(1)			Shares Beneficially Owned upon Completion of this Offering(2)
	Number	%	Offered Pursuant to this Prospectus	Number	%
Name of Selling Stockholder
BCP Energy Services Fund-A, LP(3)	7,277,549	23.92%	7,277,549	—	—
BCP Energy Services Fund, LP(3)	5,252,369	17.26%	5,252,369	—	—
Charah Holdings, LP(3)	2,926,003	9.62%	2,926,003	—	—
Total	15,455,921	50.8%	15,455,921	—	—
(1)
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The shares owned by the selling stockholders were originally issued in connection with the Master Reorganization Agreement dated June 13, 2018.

(2)	Assumes the selling stockholder disposes of all of the shares of Common Stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of our Common Stock.

(3)
Bernhard Capital Partners Management, LP’s (“BCP’s”) interest is held through Charah Holdings LP (“Charah Holdings”), BCP Energy Services Fund-A, LP and BCP Energy Services Fund, LP (collectively, the “BCP Energy Services Funds”) and Charah Preferred Stock Aggregator, LP. The general partner of Charah Holdings is Charah Holdings GP LLC. Charah Holdings GP LLC is owned by the BCP Energy Services Funds. The general partner of Charah Preferred Stock Aggregator, LP is Charah Preferred Stock Aggregator GP, LLC. The general partner of both the BCP Energy Services Funds and Charah Preferred Stock Aggregator GP, LLC is BCP Energy Services Fund GP, LP, and the general partner of BCP Energy Services Fund GP, LP is BCP Energy Services Fund UGP, LLC. BCP Energy Services Fund UGP, LLC is managed by J.M. Bernhard, Jr. and Jeffrey S. Jenkins. Each of the BCP entities and Messrs. Bernhard and Jenkins may be deemed to beneficially own such shares directly or indirectly controlled, but each disclaims beneficial ownership of such shares in excess of its or his pecuniary interest therein. Company directors, Messrs. Timothy J. Poché and Mark D. Spender collectively own less than 5% of a general partnership which owns less than 5% of each of BCP Energy Services Fund, LP and BCP Energy Services Fund-A, LP. Charah Preferred Stock Aggregator, LP owns 26,000 shares of preferred stock, which were issued on Mach 16, 2020 and are not currently included in this prospectus and currently represent 100% of the preferred stock, and 26.08% of the voting stock, of the Company. The address of each of the BCP entities and Messrs. Bernhard and Jenkins is 400 Convention Street, Suite 1010, Baton Rouge, Louisiana 70802.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our second amended and restated certificate of incorporation (our “certificate of incorporation”), bylaws and other rights of holders of our capital stock. We refer you to our certificate of incorporation and bylaws, copies of which are incorporated by reference herein.
Authorized Capitalization
The authorized capital stock of the Company consists of 200,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our Common Stock is the only class or series of our securities which has been registered under Section 12 of the Securities Exchange Act of 1934, as amended. The description below summarizes certain general terms and provisions of the Common Stock.
Common Stock
Voting Rights. Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference that may be applicable to any outstanding preferred stock plus any other applicable premiums of any of our outstanding shares of preferred stock.
Other Matters. The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable.
Preferred Stock
Our Amended and Restated Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Series A Preferred Stock
On March 16, 2020, the date of issuance, each share of Preferred Stock had an initial Liquidation Preference (as defined in the Certificate of Designations for such Preferred Stock) of $1,000, for a total initial Liquidation Preference of $26,000,000 as of the date of issuance. The Preferred Stock will be entitled to a dividend at a rate of 10% of the Liquidation Preference per annum payable in cash on a quarterly basis, or at the election of the Company, a dividend at the rate of 13% of the Liquidation Preference per annum payable by accruing such dividend and adding it to the Liquidation Preference. Any increase in the Liquidation Preference will, among other things, increase the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock. The Preferred Stock will also participate in dividends on our Common Stock on an as-converted basis.
The Preferred Stock will be convertible at the option of the holders at any time after the three month anniversary of the issuance of Preferred Stock into the number of shares of Common Stock per share of

Preferred Stock (such rate, the “Conversion Rate”) equal to the quotient of (i) the Liquidation Preference on the conversion date divided by (ii) a conversion price of $2.77 per share, subject to customary anti-dilution adjustments and customary provisions related to partial dividend periods.
At any time following the three year anniversary of the issuance of the Preferred Stock, the Company may give 30 days’ notice to the holders of the Preferred Stock that it intends to cause the conversion of the Preferred Stock at the Conversion Rate, provided the closing sale price of the Common Stock equals or exceeds 120% of the Conversion Price for the 20 trading days ending on the date immediately before the date of delivery of the Company’s notice to convert and subject to certain other customary requirements. Upon delivery of such notice, each holder of the Preferred Stock proposed to be converted will have the option, at its discretion, to have its Preferred Stock converted at the then-applicable Conversion Rate or redeemed in cash at the then-applicable Redemption Price (as defined below).
If the Company undergoes certain change of control transactions, the Company will be required to immediately make an offer to repurchase all of the then-outstanding shares of Preferred Stock for cash consideration per share equal to the greater of (i) 100% of the Liquidation Preference, plus accrued and unpaid dividends, plus, if applicable for a transaction occurring before the third anniversary of the date of issuance a make-whole premium determined pursuant to a calculation of the present value of the dividends that would have accrued through such anniversary, discounted at a rate equal to the applicable treasury rate plus 0.50% (the “Make-Whole Premium”); provided that if the transaction occurs before the first anniversary of the date of issuance, the Make-Whole Premium shall be no greater than $4.0 million and (ii) the closing sale price of the Common Stock on the date of the change of control multiplied by the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock immediately prior to the change of control.
At any time following the three-year anniversary of the issuance of the Preferred Stock, the Company may redeem all, but not less than all, of the Preferred Stock for an amount in cash equal to the greater of (i) the closing sale price of the Common Stock on the date the Company delivers such notice multiplied by the number of shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and (ii) (x) if the redemption occurs before the fourth anniversary of the date of the date of issuance, 103% of the total of the Liquidation Preference plus accrued and unpaid dividends, or (y) if the redemption occurs on or after the fourth anniversary of the date of the closing, the Liquidation Preference plus accrued and unpaid dividends (the foregoing clauses (i) or (ii), as applicable, the “Redemption Price”).
At any time following the seven-year anniversary of the issuance, the holders of the Preferred Stock will have the option to require the Company to redeem any or all of the then-outstanding shares of Preferred Stock for cash consideration equal to the Liquidation Preference, plus accrued and unpaid dividends.
In addition, from and after April 5, 2020, the holders of Preferred Stock will be entitled to either (i) appoint one director to our board of directors or (ii) one non-voting observer to our board of directors. Any director or board observer appointed by the holders of the Preferred Stock will have representation on each committee of the board of the Company, subject to applicable legal and stock exchange requirements.
Until conversion, the holders of the Preferred Stock will vote together with our Common Stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are not subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (“DGCL”) regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder (as such term is defined in the DGCL), unless:
•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.
Among other things, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary before the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year. Our Amended and Restated Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that, subject to the rights of holders of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;
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provide that, after Bernhard Capital Partners Management, LP (“BCP”) and its affiliates no longer collectively hold more than 35% of the voting power of our Common Stock, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (before such time, vacancies may also be filled by stockholders holding a majority of the outstanding shares entitled to vote);

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provide that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our Common Stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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provide that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our Common Stock, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding shares of stock entitled to vote thereon;

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provide that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our Common Stock, special meetings of our stockholders may only be called by the board of directors;

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provided that, after BCP and its affiliates no longer collectively hold more than 35% of the voting power of our Common Stock, the affirmative vote of the holders of at least 75% in voting power of all then outstanding Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to remove any or all of the directors from office at any time, and directors will be removable only for “cause”;

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provide that our board of directors is divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors that may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

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provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, BCP and its affiliates and that they have no obligation to offer us those investments or opportunities; and

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provide that our Amended and Restated Bylaws can be amended by the board of directors, except to the extent that such amendment would be contrary or inconsistent with that certain stockholder’s agreement dated as of June 18, 2018, by and among CEP Holdings, Inc., BCP and certain members of our management, for so long as the such agreement remains in effect.

Forum Selection
Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or stockholders to us or our stockholders;
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any action asserting a claim against us or any director, officer, employee or agents of ours arising pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; or

•	any action asserting a claim that is governed by the internal affairs doctrine.
Our Amended and Restated Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Amended and Restated Certificate of Incorporation is inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our Amended and Restated Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our Amended and Restated Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Amended and Restated Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our Amended and Restated Certificate of Incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Listing
Our Common Stock is listed on the NYSE under the symbol “CHRA.” The Preferred Stock is not listed on any securities exchange.

PLAN OF DISTRIBUTION
On behalf of the selling stockholders, we are registering 15,455,921 shares of our Common Stock for resale by the selling stockholders.
The selling stockholders (which term as used in this prospectus includes the selling stockholders listed in the table under the heading “Selling Stockholders” and their respective donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of the Common Stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such Common Stock is traded or in private transactions. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
The selling stockholders may use any one or more of the following methods when disposing of the offered Common Stock:
•	sales on the NYSE or any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale;
•	to or through underwriters, brokers or dealers;
•	directly to one or more purchasers;
•	through agents;
•	“at the market offerings” to or through market makers or into an existing market for the securities;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
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block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
•	short sales (including short sales “against the box”);
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	broker-dealers may agree to sell a specified number of such Common Stock at a stipulated price per share;
•	through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers, affiliates, funds, employees, directors or stockholders;
•	in option transactions;
•	a combination of any such methods of sale; and
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any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.at market prices prevailing at the time of sale; • at prices relating to the prevailing market prices; or

Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices relating to the prevailing market prices; or
•	at negotiated prices.
The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of each sale.
The selling stockholders may transfer their shares of Common Stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Offers to purchase securities may be solicited directly by the selling stockholders and the sale thereof may be made by the selling stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The selling stockholders may use electronic media, including the Internet, to sell offered securities directly.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities. The underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
The selling stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
The selling stockholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
If the selling stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling stockholder may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.
In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from the selling stockholder in amounts to be negotiated immediately before the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. The selling stockholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. The selling stockholders may enter into options or other transactions with broker-dealers or other financial institution that involve the delivery of the shares offered hereby to the broker-dealers or other financial institution, who may then resell or otherwise transfer those securities.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of Common Stock to its members, partners or stockholders. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Common Stock acquired in the distribution. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Common Stock pursuant to the distribution through this registration statement. A selling stockholder that is an individual may make gifts of shares of Common Stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees. Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.
Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.
The aggregate proceeds to the selling stockholder from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling stockholder, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the selling stockholders (or their affiliates) in the ordinary course of business. The selling stockholders may also use underwriters or other third parties with whom such selling stockholders have a material relationship. The selling stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the selling stockholders and their respective affiliates.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the securities offered under this prospectus.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, the selling stockholders may sell the securities offered under Rule 144 or pursuant to any other available exemptions from the registration requirements of the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Frost Brown Todd LLC.
EXPERTS
The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.